TheStreet Acquires The DealFlow Report, The Life Settlements Report and PrivateRaise Database

Continues expansion of subscription services for institutional customers

NEW YORK (April 22, 2013) -- TheStreet, Inc. (NASDAQ: TST), a leading digital financial media company, today announced that it has completed the acquisition of The DealFlow Report, The Life Settlements Report and the PrivateRaise database from DealFlow Media, Inc.  These newsletters and databases, and the employees providing their content, will be incorporated into TheStreet’s institutional platform, The Deal.

“These specialty newsletters and databases offer accurate and reliable intelligence that is well respected in the finance community,” says The Deal’s President, Kevin Worth.  “The Deal Pipeline already provides subscribers with world-class coverage of large and mid-cap M&A transactions, and we are excited to add small cap finance transactions to our news coverage and transaction database.”

Following integration of these properties into The Deal Pipeline, current customers of The Deal Pipeline will have access to hard-to-find small cap equity markets coverage and coverage of the private placement markets, which is gaining momentum due to the new regulations spawned by the JOBS Act.  Starting today, customers of The DealFlow Report, The Life Settlements Report and/or Private Raise database will be able to receive The Deal Pipeline’s rich, intraday coverage of transactions.

The acquisition is part of the continuing M&A strategy led by Elisabeth DeMarse, TheStreet’s Chairman, President and CEO.  “TheStreet’s institutional business unit, The Deal, is an important part of our growth strategy.  This tuck-in acquisition of The DealFlow Report, The Life Settlements Report and the PrivateRaise database emphasizes our continued commitment to providing institutional clients with valuable and actionable intelligence they can use to grow their businesses.  Additionally, this acquisition expands TheStreet’s revenue opportunities as we introduce potential customers to The Deal’s quality research and reporting,” concluded DeMarse.

The DealFlow and The Life Settlements Conferences will continue to be operated by DealFlow Media, Inc. under a license from The Deal, and Steven Dresner, founder and CEO of the DealFlow businesses, will assist The Deal in the transition pursuant to a consulting arrangement.  Said Steven Dresner, “I am thrilled to combine the DealFlow businesses with The Deal Pipeline to create a best-of-breed service for our customers.  The combination of our leading small cap finance content with The Deal’s M&A reporting is a natural fit.”

Founded in 2002, The DealFlow Report and The Life Settlements Report, and the PrivateRaise database, cover small cap equity finance and niche areas of finance.  The DealFlow Report is a leading subscription service covering small cap equity finance, including everything from IPOs to APOs, registered directs to follow-ons, PIPEs, at-the-market offerings, CMPOs, SPACs, and all of the trading, legal, and regulatory issues in the small cap market.  The Life Settlements Report provides news and analysis on the growing secondary market for life insurance settlements.  The PrivateRaise database provides users with a comprehensive decade-long history of small cap equity transactions, including private placements, PIPEs, Rule 144A offerings, alternative public offerings, reverse mergers and shell merger vehicles, warrants and options, at-the-market offerings, venture capital financings, confidentially marketed public offerings, shelf filings, special purpose acquisition companies and life settlements.  Customers of these products include several hundred investment managers, investments banks, hedge funds, public and private corporations and law firms.

Terms of the acquisition were not disclosed and the financial impact to TheStreet is not expected to be material.

About TheStreet

TheStreet, Inc. (www.t.st) is the leading digital financial media company serving up business and financial news, data and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, MainStreet and Rate-Watch. To learn more, visit www.thestreet.com.  The Deal, the Company’s institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control.  To learn more, visit www.thedeal.com.

The TheStreet, Inc. logo is available at: http://photos.prnewswire.com/prnh/20130102/NY35868LOGO-b.

Forward-Looking Statements

This press release contains forward-looking statements related to TheStreet, the assets acquired from DealFlow Media and the potential benefits of the acquisition.  Actual events or results may differ materially from those contained in the forward-looking statements due to risks, uncertainties and assumptions.  These risks and uncertainties include, but are not limited to, risks associated with: our ability to successfully integrate these properties and their technology and personnel; execution of our plans and strategies, including with respect to expansion of our institutional platform; demand for these newsletters and databases; and other important factors that could cause results of the acquisition and related transactions to differ materially from those contained in the forward-looking statements described in the documents TheStreet files from time to time with the SEC, including TheStreet’s most recent Form 10-K, as well as future SEC filings.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
John Ferrara
Chief Financial Officer
TheStreet, Inc.
212-321-5119
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com